EXHIBIT 99.2
Independent Auditors’ Report

The Board of Directors
Jefferson County Bancshares, Inc.:

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Jefferson County Bancshares, Inc. and subsidiary, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jefferson County Bancshares, Inc. and subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

St. Louis, Missouri
February 10, 2017

JEFFERSON COUNTY BANCSHARES, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2016 and 2015

(in thousands)	2016	2015
ASSETS
Cash and due from banks (note 2)	$24,904	$22,315
Interest-earning deposits in other financial institutions	5,886	21,779
Investments in available-for-sale debt securities, at fair value (note 3)	151,465	165,617
Loans (note 4 and 9)	698,726	643,490
Less:
Net deferred loan fees	(329)	(346)
Reserve for possible loan losses	(8,536)	(7,497)
Net loans	689,861	635,647
Premises and equipment, net (note 5)	23,045	24,026
Accrued interest receivable	2,872	2,689
Life insurance contracts, at cash surrender value (note 11)	17,258	16,812
Other real estate owned	6,772	7,326
Goodwill	7,806	7,806
Other assets (note 7)	7,422	6,774
	$937,291	$910,791

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits (note 6)
Noninterest-bearing	169,379	151,059
Interest-bearing	598,060	603,672
Total deposits	767,439	754,731
Short-term borrowings (note 8)	24,090	12,161
Federal Home Loan Bank borrowings (note 9)	30,500	30,500
Long-term borrowings (note 10)	14,775	15,475
Accrued interest payable	508	523
Other liabilities (note 11)	2,462	2,645
Total liabilities	839,774	816,035
Commitments and contingencies (notes 13 and 14)
Stockholders' equity (notes 11, 12, and 15):
Preferred stock, $1 par value; 1,220,000 shares authorized,
2,500 shares issued and outstanding at December 31, 2015	—	3
Common stock, $1 par value; 2,000,000 shares authorized, 1,482,684
shares issued and outstanding	1,483	1,483
Surplus	25,010	25,354
Retained earnings	72,495	67,693
Treasury stock, at cost, 1,146 and 7,689 shares at December 31, 2016
and 2015, respectively	(89)	(604)
Accumulated other comprehensive income (loss)	(1,382)	827
Total stockholders' equity	97,517	94,756
	$937,291	$910,791

See accompanying notes to consolidated financial statements.

JEFFERSON COUNTY BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Years ended December 31, 2016 and 2015

(in thousands)	2016	2015
Interest income:
Interest and fees on loans (note 4)	$30,153	$29,173
Interest on debt securities:
Taxable	3,977	3,506
Exempt from federal income taxes	769	838
Interest on short-term investments	164	109
Total interest income	35,063	33,626
Interest expense:
Interest on deposits (note 6)	3,192	3,172
Interest on short-term borrowings (note 8)	97	65
Interest on Federal Home Loan Bank borrowings (note 9)	906	877
Interest on long-term borrowings (note 10)	1,046	1,055
Total interest expense	5,241	5,169
Net interest income	29,822	28,457
Provision for possible loan losses (note 4)	1,231	1,261
Net interest income after provision for possible loan losses	28,591	27,196
Noninterest income:
Mortgage banking revenues	347	649
Service charges on deposit accounts	2,171	2,159
Income from fiduciary activities	552	466
Increase in cash surrender value of life insurance	446	438
Net gains on sales of investment securities (note 3)	—	1
Other noninterest income	2,590	2,233
Total noninterest income	6,106	5,946
Noninterest expense:
Salaries and employee benefits (note 11)	12,802	12,427
Occupancy and equipment expense (note 5)	3,217	2,847
Data processing expense	3,031	2,985
Expenses incurred on other real estate owned	863	256
Legal and professional fees	1,971	828
Postage, printing, and supplies	608	561
Advertising	857	711
FDIC insurance assessment	463	555
Other noninterest expense	1,898	2,246
Total noninterest expense	25,710	23,416
Income before applicable income taxes	8,987	9,726
Applicable income taxes (note 7)	2,806	3,115
Net income	$6,181	$6,611

See accompanying notes to consolidated financial statements.

JEFFERSON COUNTY BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Comprehensive Income
Years ended December 31, 2016 and 2015

(in thousands)	2016	2015
Net income	$6,181	$6,611
Other comprehensive loss before tax:
Unrealized losses on available-for-sale securities	(3,347)	(211)
Reclassification adjustment for available-for-sale security gains included in noninterest income on the consolidated statements of income	—	(1)
Other comprehensive loss before tax	(3,347)	(212)
Income tax related to items of other comprehensive loss, net of $134 relating to amounts reclassified out of accumulated other comprehensive income in 2015	(1,138)	(72)
Other comprehensive loss, net of tax	(2,209)	(140)
Comprehensive income	$3,972	$6,471

See accompany notes to consolidated financial statements.

JEFFERSON COUNTY BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Stockholders' Equity
Years ended December 31, 2016 and 2015

(in thousands, except share and per share data)	Preferred stock	Common stock	Surplus	Retained earnings	Treasury stock	Accumulated other comprehensive income (loss)	Total stockholders' equity
Balance at December 31, 2014	$3	1,465	24,628	62,185	(370)	967	88,878
Net income	—	—	—	6,611	—	—	6,611
Compensation cost recorded for stock options granted	—	—	35	—	—	—	35
Dividends paid on common shares - $0.75 per share	—	—	—	(1,103)	—	—	(1,103)
Stock options exercised - 23,545 common shares (of which 6,055 were from treasury)	—	18	691	—	395	—	1,104
Purchase of 5,224 common shares for treasury	—	—	—	—	(431)	—	(431)
Stock purchased from Employee Stock Ownership Plan - 2,877 common shares for treasury	—	—	—	—	(198)	—	(198)
Change in valuation of available-for-sale debt securities, net of related taxes	—	—	—	—	—	(140)	(140)
Balance at December 31, 2015	3	1,483	25,354	67,693	(604)	827	94,756
Net income	—	—	—	6,181	—	—	6,181
Compensation cost recorded for stock options granted	—	—	15	—	—	—	15
Dividends paid on common shares - $0.80 per share	—	—	—	(1,180)	—	—	(1,180)
Stock options exercised - 14,085 common shares from treasury	—	—	(337)	—	1,118	—	781
Purchase of 7,152 common shares for treasury	—	—	—	—	(575)	—	(575)
Stock purchased from Employee Stock Ownership Plan - 390 common shares for treasury	—	—	—	—	(28)	—	(28)
Purchase and retirement of 2,500 preferred shares	(3)	—	(22)	(199)	—	—	(224)
Change in valuations of available-for-sale debt securities, net of related taxes	—	—	—	—	—	(2,209)	(2,209)
Balance at December 31, 2016	$—	1,483	25,010	72,495	(89)	(1,382)	97,517

See accompanying notes to consolidated financial statements.

JEFFERSON COUNTY BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
Years ended December 31, 2016 and 2015

(in thousands)	2016	2015
Cash flows from operating activities:
Net income	$6,181	$6,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,130	1,011
Provision for possible loan losses	1,231	1,261
Deferred income tax expense (benefit)	(974)	120
Net losses on sales of other real estate owned	1	16
Other real estate owned write-downs	505	14
Net gains on sale of available-for-sale investments	—	(1)
Loss on sale of premises and equipment	—	54
Increase in accrued interest receivable	(183)	(22)
Increase (decrease) in accrued interest payable	(15)	4
Increase in cash value of life insurance contracts	(446)	(438)
Compensation cost recorded for stock options granted	15	35
Other operating activities, net	1,304	2,513
Net cash provided by operating activities	8,749	11,178
Cash flows from investing activities:
Proceeds from maturities and calls of and principal payments on available-for-sale debt securities	102,539	49,042
Purchases of available-for-sale debt securities	(91,815)	(40,456)
Proceeds from sale of available-for-sale debt securities	—	245
Redemption (purchase) of Federal Home Loan Bank stock	(23)	4
Net increase in loans	(55,427)	(22,767)
Proceeds from sale of other real estate owned	30	1,403
Proceeds from sale of premises and equipment	—	371
Purchases of premises and equipment, net	(68)	(5,743)
Net cash used in investing activities	(44,764)	(17,901)
Cash flows from financing activities:
Net increase in deposits	12,708	14,711
Net increase in short-term borrowings	11,929	(810)
Payments of long-term borrowings	(700)	(700)
Cash dividends paid	(1,180)	(1,103)
Purchase of common stock from Employee Stock Ownership Plan	(28)	(198)
Stock options exercised	781	1,104
Purchase of preferred stock	(224)	—
Purchase of treasury stock	(575)	(431)
Net cash provided by (used in) financing activities	22,711	12,573
Net increase (decrease) in cash and cash equivalents	(13,304)	5,850
Cash and cash equivalents at beginning of year	44,094	38,244
Cash and cash equivalents at end of year	$30,790	$44,094

Supplemental information:
Cash paid for:
Interest	$5,256	$5,165
Income taxes	2,646	2,780
Noncash transactions:
Loans transferred to other real estate owned	66	1,391
Loans made to facilitate the sale of other real estate owned	84	699

See accompanying notes to consolidated financial statements.

JEFFERSON COUNTY BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Jefferson County Bancshares, Inc. (the Company) provides a full range of financial services to individual and corporate customers and nonprofit entities throughout Jefferson, St. Louis, and Perry Counties in Missouri through the branch network of its wholly owned subsidiary, Eagle Bank & Trust Company of Missouri (the Bank). The Company and Bank are subject to competition from other financial and nonfinancial institutions providing financial products throughout Jefferson, St. Louis, and Perry Counties in Missouri. Additionally, the Company and Bank are subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory agencies.

The accounting and reporting policies of the Company conform to generally accepted accounting principles within the financial services industry. In compiling the consolidated financial statements, management is required to make estimates and assumptions which may significantly affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates that are particularly susceptible to change in a short period of time include the determination of the reserve for possible loan losses, valuation of other real estate owned and stock options, and determination of possible impairment of intangible assets. Actual results may differ from those estimates.

Following is a description of the more significant of the Company’s accounting policies:

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Accounting
The Company and Bank use the accrual basis of accounting, which includes in the total of net income all revenues earned and expenses incurred, regardless of when actual cash payments are received or paid. The Company is also required to report comprehensive income, of which net income is a component. Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from nonowner sources, including all changes in equity during a period, except those resulting from investments by and distributions to owners, and cumulative effects of accounting changes recorded directly to retained earnings. The components of accumulated other comprehensive income (loss) are as follows at December 31, 2016 and 2015:

(in thousands)	2016	2015
Net unrealized gains (losses) on available-for-sale securities	$(2,094)	$1,253
Deferred tax effect	(712)	426
	$(1,382)	$827

Cash Flow Information
For purposes of the consolidated statements of cash flows, cash equivalents include cash and due from banks, interest-earning deposits in other financial institutions (all of which are due on demand), and federal funds sold. Certain balances maintained at other financial institutions generally exceed the level of deposits insured by the Federal Deposit Insurance Corporation.

Investments in Debt Securities
The Company classifies its debt securities into one of three categories at the time of purchase: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those debt securities that the Company has the ability and intent to hold until maturity. All other debt securities not included in trading or held-to- maturity, and all equity securities, are classified as available-for-sale.

Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities (for which no securities were so designated at December 31, 2016 and 2015) would be recorded at amortized cost, adjusted for the amortization of premiums or accretion of discounts. Unrealized holding gains and losses on trading securities (for which no securities were so designated at December 31, 2016 and 2015) would be included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and reported as a component of other comprehensive income in stockholders’ equity until realized. Transfers of securities between categories would be recorded at fair value at the date of transfer. Unrealized holding gains and losses would be recognized in earnings for transfers into the trading category.

Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. Amortization of premiums and accretion of discounts for mortgage-backed securities are recognized as interest income using the interest method, which considers the timing and amount of prepayments of the underlying mortgages in estimating future cash flows for individual mortgage-backed securities. For other debt securities, premiums and discounts are amortized or accreted over the lives of the respective securities, with consideration of historical and estimated prepayment rates, as an adjustment to yield using the interest method. Dividend and interest income is recognized when earned. Realized gains and losses from the sale of any securities are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Declines in the fair value of securities below their cost that are deemed to be other-than-temporary are reflected in operations as realized losses. In estimating other-than-temporary impairment losses, management systematically evaluates investment securities for other-than-temporary declines in fair value on a quarterly basis. The analysis requires management to consider various factors, which include the present value of the cash flows expected to be collected compared to the amortized cost of the security, the duration and magnitude of the decline in value, the financial condition of the issuer or issuers, the structure of the security, and the intent to sell the security or whether it is more likely than not that the Company would be required to sell the security before its anticipated recovery in market value.

Loans
Interest on loans is credited to income based on the principal amount outstanding. Loans are considered delinquent whenever interest and/or principal payments have not been received when due. The recognition of interest income is generally discontinued when a loan becomes 90 days delinquent or when, in management’s judgment, the interest is not collectible in the normal course of business. Subsequent payments received on such loans are applied to principal if any doubt exists as to the collectibility of such principal; otherwise, such receipts are recorded as interest income. Loans are returned to accrual status when management believes full collectibility of principal and interest is expected. The Bank considers a loan impaired when all amounts due, both principal and interest, will not be collected in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. When measuring impairment for impaired loans, the expected future cash flows of an impaired loan are discounted at the loan’s effective interest rate. Alternatively, impairment is measured by reference to an observable market price, if one exists, or the fair value of the collateral for a collateral-dependent loan; however, the Bank measures impairment based on the fair value of the collateral, using observable market prices, if foreclosure is probable.

Loan origination fees and certain direct loan origination costs are deferred and recognized as an adjustment to interest income over the lives of the related loans using the interest method.

The reserve for possible loan losses is available to absorb loan charge-offs. The reserve is increased by provisions charged to operations and is reduced by loan charge-offs less recoveries. Loans are partially or fully charged off when Bank management believes such amounts are uncollectible, either through collateral liquidation or cash payment.

Management utilizes a systematic, documented approach in determining the appropriate level of the reserve for possible loan losses. The level of the reserve reflects management’s continuing evaluation of industry concentrations; specific credit risks; loan loss experience; current loan portfolio quality; present economic, political, and regulatory conditions; and probable losses inherent in the current loan portfolio. The determination of the appropriate level of the reserve for possible loan losses inherently involves a degree of subjectivity and requires the Bank to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans, and other factors, both within and outside of the Bank’s control, may require an increase in the reserve for possible loan losses.

Management believes the reserve for possible loan losses is adequate to absorb losses in the loan portfolio. While management uses available information to recognize losses on loans, future additions to the reserve may be necessary based on changes in economic conditions. Additionally, various regulatory agencies, as an integral part of the examination process, periodically review the Bank’s reserve for possible loan losses. Such agencies may require the Bank to add to the reserve for possible loan losses based on their judgments and interpretations about information available to them at the time of their examinations.

Premises and Equipment
Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization of premises and equipment is computed over the expected lives of the assets, or the lease term for leasehold improvements, on a straight-line basis. Estimated useful lives are generally 40 years for premises and 3 to 19 years for building and leasehold improvements, furniture, fixtures, and equipment. Expenditures for major renewals and improvements of premises and equipment are capitalized, and those for maintenance and repairs are expensed as incurred.

Premises and equipment and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeded the fair value of the assets using observable market prices. Assets to be disposed of would be reported at the lower of the carrying amount or fair value, less estimated selling costs.

Other Real Estate Owned
Other real estate owned represents property acquired through foreclosure, or deeded to the Bank in lieu of foreclosure, for loans on which borrowers have defaulted as to payment of principal and interest. Properties acquired are initially recorded at the lower of the Bank’s cost or fair value using observable market prices, less estimated selling costs. Valuations are periodically performed by management, and an allowance for losses is established by means of a charge to noninterest expense if the carrying value of a property exceeds its fair value less estimated selling costs. Subsequent increases in the fair value less estimated selling costs are recorded through a reversal of the allowance, but not below zero. Costs related to development and improvement of property are capitalized, while costs relating to holding the property are expensed. Of the $6,771,547 of other real estate owned at December 31, 2016, $1,900,000 was comprised of residential real estate properties. The Bank had no residential real estate loans in process of foreclosure at December 31, 2016.

Goodwill
The excess of cost over the fair value of net assets acquired, relating to the Company’s acquisitions of Eagle Bank & Trust Company of Jefferson County (now Eagle Bank & Trust Company of Missouri) and Perry County Financial Corporation in 1993 and 2001, respectively, and purchases of minority interest of Eagle Bank & Trust Company of Missouri after 1993, have been recorded as goodwill, an intangible asset on the Company’s consolidated balance sheets. Goodwill is the Company’s only intangible asset with an indefinite useful life, and the Company is required to test the intangible asset for impairment on an annual basis. Impairment is measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. No impairment write-downs were required in 2016 or 2015.

Federal Home Loan Bank Stock

Included in other assets is common stock of the Federal Home Loan Bank of Des Moines, which is administered by the Federal Housing Finance Board. As a member of the Federal Home Loan Bank System, the Bank is required to maintain a minimum investment in the capital stock of the Federal Home Loan Bank of Des Moines. The stock is recorded at cost, which represents redemption value. At December 31, 2016 and 2015, the carrying amount of this investment was $2,308,100 and $2,285,200, respectively.

Securities Sold Under Repurchase Agreements
The Bank enters into sales of securities under repurchase agreements at specified future dates. Such repurchase agreements are considered financing arrangements and, accordingly, the obligation to repurchase assets sold is reflected as a liability in the consolidated balance sheets. Repurchase agreements are collateralized by debt securities which are under the control of the Bank.

Income Taxes
The Company and Bank file consolidated federal and state income tax returns. Applicable income taxes are computed based on reported income and expenses, adjusted for permanent differences between reported and taxable income. Penalties and interest assessed by income taxing authorities are included in income tax expense in the year assessed, unless such amounts relate to an uncertain tax position. The Company had no uncertain tax positions at December 31, 2016 or 2015.

The Company uses the asset and liability method of accounting for income taxes, in which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

The most recent examination of the Company’s consolidated federal income tax returns covered the year ended December 31, 2006. The Company’s consolidated federal and state income tax returns are generally subject to examination by the Internal Revenue Service and Missouri Department of Revenue for three years after they are filed. The Company has not had a state income tax examination by the State of Missouri for several years.

Mortgage Banking Operations
Through early 2014, the Bank operated a mortgage banking department which originated long-term, fixed- rate residential mortgage loans for sale in the secondary market. Upon receipt of an application for a residential real estate loan, the Bank generally locked in an interest rate with the applicable investor and, at the same time, locked into an interest rate with the customer. This practice minimized the Bank’s exposure to risk resulting from interest rate fluctuations. Upon disbursement of the loan proceeds to the customer, the loan was delivered to the applicable investor and sales proceeds were received shortly thereafter. Therefore, no loans held for sale were included in the Bank’s loan portfolio at any point in time, except those loans for which the sale proceeds had not yet been received. Such loans were maintained at the lower of cost or fair value, based on the outstanding commitments from the applicable investors for such loans. Servicing rights were not retained on the loans originated and sold. Gains and losses on the sale of these loans and the effects of market adjustments were included as mortgage banking revenues in noninterest income in the consolidated statements of income. Beginning in the second quarter of 2014, the Bank entered into various brokerage agreements with unaffiliated mortgage bankers for processing applications for residential real estate loans for sale in the secondary market. All loans are underwritten, processed, and closed by the third-party mortgage bankers.

Stock Options
Compensation cost relating to share-based payment transactions is recognized in the consolidated financial statements over the period of service to which such compensation relates (generally the vesting period), and is measured based on the fair value of the equity or liability instruments issued. The grant date value of employee share options is estimated using option-pricing models adjusted for the unique characteristics of those instruments. If an equity award is modified after the grant date, incremental compensation cost would be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

Financial Instruments
For purposes of information included in note 14 regarding disclosures about financial instruments, financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract that both (a) imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (b) conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity or to exchange other financial instruments on potentially favorable terms with the first entity.

Derivative Instruments and Hedging Activities
The Company uses derivative instruments to assist in the management of interest rate sensitivity and to modify the repricing, maturity, and option characteristics of certain assets and liabilities. The only derivative instruments used by the Company are interest rate swaps. Derivative instruments are required to be measured at fair value and recognized as either assets or liabilities in the consolidated financial statements. Fair value represents the payment the Company would receive or pay if the item were sold or bought in a current transaction. Fair values are generally based on market quotes. The accounting for changes in fair value (gains or losses) of a hedged item is dependent on whether the related derivative is designated and qualifies for “hedge accounting.” The Company assigns derivatives to one of three categories at the purchase date: fair value hedge, cash flow hedge, or nondesignated derivatives, and performs an assessment of the expected and ongoing hedge effectiveness of any derivative designated as a fair value or cash flow hedge. Derivatives are included in other assets and other liabilities in the consolidated balance sheets.

The following is a summary of the Company’s accounting policies for derivative financial instruments and hedging activities:

Fair Value Hedges
For derivatives designated as fair value hedges, the fair value of the derivative instrument and related hedged item are recognized through the related interest income or expense, as applicable, except for the ineffective portion, which is recorded in noninterest income or expense. All changes in fair value are measured on a monthly basis. Swap agreements are accounted for on an accrual basis, with the net interest differential being recognized as an adjustment to interest income or interest expense of the related asset or liability.

Cash Flow Hedges
Derivatives designated as cash flow hedges are accounted for at fair value. The effective portion of the change in fair value is recorded net of taxes as a component of other comprehensive income in stockholders’ equity. Amounts recorded in other comprehensive income are subsequently reclassified into interest income or expense when the underlying transaction affects earnings. The ineffective portion of the change in fair value is recorded in noninterest income or expense. Swap agreements are accounted for on an accrual basis, with the net interest differential being recognized as an adjustment to interest income or interest expense of the related asset or liability.

Nondesignated Derivatives
Certain derivative instruments would not be designated as cash flow or fair value hedges for accounting purposes. These nondesignated derivatives would not meet the criteria for hedge accounting treatment. Changes in the fair value of these instruments would be recorded in noninterest income or expense at the end of each reporting period.

Fair Value Measurements
The Company uses fair value measurements to determine fair value disclosures. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods, including market, income, and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. Financial assets and liabilities carried and/or reported at fair value will be classified and disclosed in one of the following three categories:

▪Level 1 - Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury and federal agency securities and federal agency mortgage-backed securities which are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

▪Level 2 - Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities.

▪Level 3 - Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or value assigned to such assets or liabilities.

While certain assets and liabilities may be recorded on a nonrecurring basis at the lower of cost or fair value, as described above (e.g., impaired loans, loans held for sale, other real estate owned), the only assets and liabilities recorded at fair value on a recurring basis by the Company are investments in available-for- sale debt securities, which are measured at fair value using Level 2 valuations, and derivative financial instruments and life insurance policies, which are measured at fair value using Level 1 valuations. No other assets and liabilities are recorded at fair value on a recurring or nonrecurring basis. For debt securities, the market valuations utilize several sources which include observable inputs rather than “significant unobservable inputs” and, therefore, fall into the Level 2 category, and are based on dealer quotes, market spreads, the U.S. Treasury yield curve, trade execution data, market consensus prepayment speeds, credit information, and the bonds’ terms and conditions at the security level.

The following tables summarize the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2016 and 2015:

	December 31, 2016
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total fair value
Assets:
Investments in available-for-sale debt securities:
Obligations of U.S. government agencies and corporations	$—	$61,831	$—	$61,831
Obligations of states and political subdivisions	—	32,655	—	32,655
Mortgage-backed securities	—	56,979	—	56,979
Total available-for-sale debt securities	—	151,465	—	151,465
Life insurance policies	17,258	—	—	17,258
Derivative financial instruments	342	—	—	342
	$17,600	$151,465	$—	$169,065

Liabilities - derivative financial instruments	$342	$—	$—	$342

	December 31, 2015
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total fair value
Assets:
Investments in available-for-sale debt securities:
Obligations of U.S. government agencies and corporations	$—	$66,079	$—	$66,079
Obligations of states and political subdivisions	—	34,267	—	34,267
Mortgage-backed securities	—	65,271	—	65,271
Total available-for-sale debt securities	—	165,617	—	165,617
Life insurance policies	16,812	—	—	16,812
Derivative financial instruments	754	—	—	754
	$17,566	$165,617	$—	$183,183

Liabilities - derivative financial instruments	$754	$—	$—	$754

Reclassifications
Certain reclassifications have been made to the 2015 consolidated financial statement amounts to conform to the 2016 presentation. Such reclassifications have no effect on the previously reported consolidated net income or stockholders’ equity.

Subsequent Events
The Company has considered all events occurring subsequent to December 31, 2016 for possible disclosures through February 10, 2017, the date these consolidated financial statements were available to be issued.

NOTE 2 - CASH AND DUE FROM BANKS
The Bank is required to maintain certain daily reserve balances on hand in accordance with regulatory requirements. The reserve balances maintained in accordance with such requirements at December 31, 2016 and 2015 were approximately $16,124,000 and $14,322,000, respectively.

NOTE 3 - INVESTMENTS IN DEBT SECURITIES
The amortized cost, gross unrealized gains and losses, and estimated fair value of debt securities classified as available-for-sale at December 31, 2016 and 2015 are as follows:

	December 31, 2016
(in thousands)	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Obligations of U.S. government agencies and corporations	$64,042	$70	$(2,281)	$61,831
Obligations of states and political subdivisions	32,864	166	(375)	32,655
Mortgage-backed securities	56,653	695	(369)	56,979
	$153,559	$931	$(3,025)	$151,465

	December 31, 2015
(in thousands)	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Obligations of U.S. government agencies and corporations	$65,744	$720	$(385)	$66,079
Obligations of states and political subdivisions	33,939	386	(58)	34,267
Mortgage-backed securities	64,680	1,002	(411)	65,271
	$164,363	$2,108	$(854)	$165,617

The amortized cost and estimated fair value of debt securities classified as available-for-sale at December 31, 2016, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain issuers have the right to call or prepay obligations with or without prepayment penalties.

(in thousands)	Amortized Cost	Estimated Fair Value
Due one year or less	$750	$750
Due one year through five years	8,312	8,324
Due five years through ten years	53,577	52,030
Due after ten years	34,267	33,382
Mortgage-backed securities	56,653	56,979
	$153,559	$151,465

Following is a summary of securities which were in an unrealized loss position at December 31, 2016 and 2015:

	December 31, 2016
(in thousands)	Less than 12 months		12 months or more		Total
	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses
Obligations of U.S. government agencies and corporations	$60,212	$2,281	$—	$—	$60,212	$2,281
Obligations of states and political subdivisions	15,550	375	—	—	15,550	375
Mortgage-backed securities	25,324	227	4,225	142	29,549	369
	$101,086	$2,883	$4,225	$142	$105,311	$3,025

	December 31, 2015
(in thousands)	Less than 12 months		12 months or more		Total
	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses
Obligations of U.S. government agencies and corporations	$21,288	$277	$6,454	$108	$27,742	$385
Obligations of states and political subdivisions	3,892	26	583	32	4,475	58
Mortgage-backed securities	22,092	132	8,248	279	30,340	411
	$47,272	$435	$15,285	$419	$62,557	$854

The obligations of U.S. government agencies and corporations and mortgage-backed securities with unrealized losses are primarily issued by the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, or Federal Home Loan Bank. Obligations of states and political subdivisions in an unrealized loss position are primarily comprised of municipal bonds with adequate credit ratings, underlying collateral, and/or cash flow payments. The unrealized losses associated with these securities are not believed to be attributed to credit quality, but rather to changes in interest rates and temporary market movements. In addition, the Bank does not intend to sell the securities with unrealized losses, and it is not more likely than not that the Bank will be required to sell them before recovery of their amortized cost bases, which may be at maturity.

The carrying value of debt securities pledged to secure public funds, securities sold under repurchase agreements, and for other purposes amounted to approximately $102,126,000 and $96,893,000 at December 31, 2016 and 2015, respectively.

During 2015, certain available-for-sale debt securities were sold for proceeds totaling $244,941, resulting in gross gains of $1,506 and gross losses of $1,112. There were no sales of securities in 2016.

NOTE 4 - LOANS
The composition of the loan portfolio at December 31, 2016 and 2015 is as follows:

(in thousands)	December 31, 2016	December 31, 2015
Commercial:
Real estate	$386,118	$346,908
Other	80,229	56,397
Real estate:
Construction	96,195	105,239
Residential	127,406	126,655
Consumer	8,778	8,291
	$698,726	$643,490

The Bank grants commercial, industrial, residential, and consumer loans throughout Jefferson, Perry, and St. Louis Counties in Missouri. The Bank does not have any particular concentration of credit in any one economic sector; however, a substantial portion of the portfolio is concentrated in and secured by real estate in the three-county area. The ability of the Bank’s borrowers to honor their contractual obligations is dependent upon the local economy and its effect on the real estate market. Included in consumer loans are overdrafts of $133,449 and $364,297 at December 31, 2016 and 2015, respectively.

The following describe the risk characteristics relevant to each of the portfolio segments:

Commercial real estate loans are secured by various commercial property types, a majority of which are owner-occupied and in the Bank’s market area. The Bank originates commercial real estate loans with a typical term of three or five years with an adjustable rate feature generally tied to the three- or five-year U.S. Treasury bill index, the London Interbank Offering Rate (LIBOR), or the prime commercial rate as quoted by The Wall Street Journal. These loans are typically amortized over 15 or 20 years. Strict underwriting standards are in place that include, but are not limited to, independent appraisals, cash flow analyses, creditworthiness, experience, and management.

Commercial business loans vary in type and include secured and unsecured commercial business loans for the purpose of financing equipment acquisition, expansion, working capital, and other general business purposes. The terms of these loans are generally for less than seven years. The loans are either negotiated on a fixed-rate basis or carry variable interest rates indexed to the prime commercial rate as quoted by The Wall Street Journal, LIBOR, or the one-, three-, or five-year U.S. Treasury bill. Commercial credit decisions are based upon a complete credit review of the borrower. A determination is made as to the borrower’s ability to repay in accordance with the proposed loan terms, as well as an overall assessment of the credit risks involved. Personal guarantees of borrowers are generally required. In evaluating a commercial business loan, the Bank considers debt service capabilities, actual and projected cash flows, and the borrower’s inherent industry risks.

Construction lending generally involves a greater degree of risk than the Bank’s other real estate lending. The construction phase of a loan generally lasts nine months. As with the Bank’s other loan types, the underwriting standards require proper loan-to-value coverage and the borrower’s ability to service the debt. Prior to approval of the construction loan, the Bank determines that the borrower has the approval, capacity, and wherewithal to handle the permanent financing.

Residential real estate loans are predominantly collateralized by properties located in the Bank’s market area. The Bank adheres to strict underwriting standards that have been reviewed by the Board of Directors and the banking regulators. The underwriting standards include, but are not limited to, repayment capacity, creditworthiness, proper loan-to-value coverage, and correct lien positions supported by title policies.

Multifamily real estate loans are generally secured by apartment buildings and rental properties. Multifamily real estate loans are typically offered with interest rates that adjust after one, three, or five years. The interest rate adjustments are tied to either a U.S. Treasury bill index, LIBOR, or the prime commercial rate as quoted by The Wall Street Journal. When originating multifamily real estate loans, the Bank evaluates the qualifications, financial condition, profitability, and expertise of the borrower, as well as the value and condition of the mortgaged property securing the loan. The Bank also considers the financial resources of the borrower, the borrower’s experience in owning and managing similar properties, the cash flow the property generates (i.e., the gross rental income minus associated expenses), and the borrower’s global obligations to determine sustainable repayment capacity. Multifamily real estate loans are carefully underwritten to determine proper valuation of the property, as well as the ability to service the debt.

Home equity lines of credit are designed for owner-occupied homes. These are typically junior liens, thus the Bank pays particular attention to the loan-to-value coverage and the debt service capacity of the borrower. Typical underwriting standards are followed to ensure safe and sound lending.

Consumer loans are underwritten in a manner that verifies the borrower’s capacity to pay, creditworthiness, and proper valuation of the collateral. The structure of the loan is dependent on the purpose and collateral being pledged as security.

The aggregate amount of loans to executive officers and directors and loans made for the benefit of executive officers and directors was $7,588,910 and $7,874,421 at December 31, 2016 and 2015, respectively. Such loans were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility. A summary of activity for loans to executive officers and directors for the year ended December 31, 2016 is as follows:

(in thousands)
Balance, December 31, 2015	$7,874
New loans made	6,486
Payments received	(6,771)
Balance, December 31, 2016	$7,589

Following is a summary of activity in the reserve for possible loan losses and the recorded investment in loans by portfolio class and category based on impairment method for the years ended December 31, 2016 and 2015:

	December 31, 2016
(in thousands)	Commercial real estate	Commercial other	Real estate construction	Residential real estate	Consumer	Unallocated	Total
Reserve for possible loan losses:
Beginning balance	$3,436	$342	$2,312	$596	$120	$691	$7,497
Charge-offs	(5)	(137)	—	(130)	(120)	—	(392)
Recoveries	1	—	115	21	63	—	200
Provision	(344)	286	(673)	(17)	(1)	1,980	1,231
Ending balance	$3,088	$491	$1,754	$470	$62	$2,671	$8,536

Reserve allocations:
Individually evaluated for impairment	$902	$35	$1,107	$84	$—	$—	$2,128
Collectively evaluated for impairment	2,186	456	647	386	62	2,671	6,408
Ending balance	$3,088	$491	$1,754	$470	$62	$2,671	$8,536

Loans:
Individually evaluated for impairment	$12,892	$94	$5,946	$3,414	$—	$—	$22,346
Collectively evaluated for impairment	373,226	80,135	90,249	123,992	8,778	—	676,380
Ending balance	$386,118	$80,229	$96,195	$127,406	$8,778	$—	$698,726

	December 31, 2015
(in thousands)	Commercial real estate	Commercial other	Real estate construction	Residential real estate	Consumer	Unallocated	Total
Reserve for possible loan losses:
Beginning balance	$3,303	$341	$2,113	$756	$109	$1,251	$7,873
Charge-offs	(766)	(9)	(710)	(113)	(116)	—	(1,714)
Recoveries	—	—	1	14	62	—	77
Provision	899	10	908	(61)	65	(560)	1,261
Ending balance	$3,436	$342	$2,312	$596	$120	$691	$7,497

Reserve allocations:
Individually evaluated for impairment	$945	$74	$1,082	$188	$3	$—	$2,292
Collectively evaluated for impairment	2,491	268	1,230	408	117	691	5,205
Ending balance	$3,436	$342	$2,312	$596	$120	$691	$7,497

Loans:
Individually evaluated for impairment	$12,489	$307	$6,009	$1,481	$3	$—	$20,289
Collectively evaluated for impairment	334,419	56,090	99,230	125,174	8,288	—	623,201
Ending balance	$346,908	$56,397	$105,239	$126,655	$8,291	$—	$643,490

A summary of impaired loans by category as of December 31, 2016 and 2015 is as follows:

	December 31, 2016
(in thousands)	Unpaid principal balance	Recorded investment with no reserve	Recorded investment with reserve	Total recorded investment	Related reserve	Average recorded investment	Interest income recognized
Commercial:
Real estate	$13,070	$1,639	$11,253	$12,892	$902	$12,950	$458
Other	150	22	72	94	35	285	2
Real estate:
Construction	6,377	—	5,946	5,946	1,107	5,955	185
Residential	3,460	2,834	580	3,414	84	3,475	96
Consumer	—	—	—	—	—	—	—
	$23,057	$4,495	$17,851	$22,346	$2,128	$22,665	$741

	December 31, 2015
(in thousands)	Unpaid principal balance	Recorded investment with no reserve	Recorded investment with reserve	Total recorded investment	Related reserve	Average recorded investment	Interest income recognized
Commercial:
Real estate	$12,601	$9,311	$3,178	$12,489	$945	$13,406	$495
Other	307	233	74	307	74	73	14
Real estate:
Construction	6,246	45	5,964	6,009	1,082	6,014	175
Residential	1,580	650	831	1,481	188	1,569	59
Consumer	7	—	3	3	3	6	—
	$20,741	$10,239	$10,050	$20,289	$2,292	$21,068	$743

Following is a summary of past-due loans by type and by number of days delinquent at December 31, 2016 and 2015:

	December 31, 2016
(in thousands)	30-59 days past due	60-89 days past due	Greater than 90 days past due	Total past due	Current	Total loans	Recorded investment> 90 days past due and accruing
Commercial:
Real estate	$357	$—	$1,689	$2,046	$384,072	$386,118	$—
Other	63	—	94	157	80,072	80,229	—
Real estate:
Construction	3	—	835	838	95,357	96,195	—
Residential	1,135	—	2,811	3,946	123,460	127,406	—
Consumer	15	2	—	17	8,761	8,778	—
Total	$1,573	$2	$5,429	$7,004	$691,722	$698,726	$—

	December 31, 2015
(in thousands)	30-59 days past due	60-89 days past due	Greater than 90 days past due	Total past due	Current	Total loans	Recorded investment> 90 days past due and accruing
Commercial:
Real estate	$138	$—	$3,297	$3,435	$343,473	$346,908	$—
Other	—	—	307	307	56,090	56,397	—
Real estate:
Construction	—	—	899	899	104,340	105,239	—
Residential	387	230	831	1,448	125,207	126,655	—
Consumer	24	1	3	28	8,263	8,291	—
Total	$549	$231	$5,337	$6,117	$637,373	$643,490	$—

Following is a summary of loans on nonaccrual status by type at December 31, 2016 and 2015:

(in thousands)	December 31, 2016	December 31, 2015
Commercial:
Real estate	$1,689	$3,297
Other	94	307
Real estate:
Construction	835	899
Residential	2,811	831
Consumer	—	3
	$5,429	$5,337

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, such as current financial information, historical payment experience, collateral support, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually on a continuous basis by classifying the loans as to credit risk. The Bank uses the following definitions for risk ratings:

▪Watch - Loans classified as watch have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Bank’s credit position at some future date.

▪Substandard - Loans classified as substandard are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

▪Doubtful - Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing factors, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above-described process are considered pass-rated loans.

The following table presents the credit risk profile of the Company’s loan portfolio based on rating category as of December 31, 2016 and 2015:

	December 31, 2016
(in thousands)	Commercial real estate	Commercial other	Real estate construction	Residential real estate	Consumer	Total
Pass	$370,584	$79,507	$90,249	$123,713	$8,741	$672,794
Watch	12,727	628	4,831	709	37	18,932
Substandard	2,807	94	1,115	2,984	—	7,000
Doubtful	—	—	—	—	—	—
Total	$386,118	$80,229	$96,195	$127,406	$8,778	$698,726

	December 31, 2015
(in thousands)	Commercial real estate	Commercial other	Real estate construction	Residential real estate	Consumer	Total
Pass	$332,543	$55,560	$99,230	$124,262	$8,278	$619,873
Watch	12,138	527	4,831	1,351	13	18,860
Substandard	2,227	310	1,178	1,042	—	4,757
Doubtful	—	—	—	—	—	—
Total	$346,908	$56,397	$105,239	$126,655	$8,291	$643,490

The Bank seeks to assist customers that are experiencing financial difficulty by renegotiating loans within lending regulations and guidelines. A loan modification is considered a troubled debt restructuring when a concession has been granted to a borrower experiencing financial difficulties. The Bank’s modifications generally include interest rate adjustments, and amortization and maturity date extensions. These modifications allow the borrowers short-term cash relief to allow them to improve their financial condition. The Bank’s troubled debt restructured loans are considered impaired and are individually evaluated for impairment as part of the reserve for possible loan losses as described above.

The following table presents information regarding loan modifications during the years ended December 31, 2016 and 2015 which met the definition of troubled debt restructured loans:

	2016			2015
(in thousands)	Number of loans	Pre- modification outstanding recorded balance	Post- modification outstanding recorded balance	Number of loans	Pre- modification outstanding recorded balance	Post- modification outstanding recorded balance
Commercial:
Real estate	—	$—	$—	—	$—	$—
Other	—	—	—	—	—	—
Real estate:
Construction	—	—	—	—	—	—
Residential	—	—	—	1	61	61
Consumer	—	—	—	—	—	—
	—	$—	$—	1	$61	$61

No loans restructured during the years ended December 31, 2016 and 2015 defaulted within twelve months of their restructuring. Additionally, the Bank had no commitments to extend additional credit on any loans classified as troubled debt restructured loans at December 31, 2016.

NOTE 5 - PREMISES AND EQUIPMENT
A summary of premises and equipment at December 31, 2016 and 2015 is as follows:

(in thousands)	2016	2015
Land	$5,877	$5,877
Buildings and improvements	22,225	16,956
Furniture, fixtures, and equipment	8,212	7,989
Leasehold improvements	800	801
Construction in progress	—	5,491
	37,114	37,114
Less accumulated depreciation and amortization	14,069	13,088
	$23,045	$24,026

Amounts charged to noninterest expense for depreciation and amortization aggregated $1,049,199 and $983,835 for the years ended December 31, 2016 and 2015, respectively.

The Bank leases certain premises and equipment under noncancelable operating lease agreements which expire at various dates through 2026, with certain lease agreements containing renewal options. Minimum rental commitments under all noncancelable operating leases at December 31, 2016, for each of the next five years, and in the aggregate are as follows:

(in thousands)
Year ending December 31:
2017	$503
2018	486
2019	443
2020	452
2021	447
Thereafter	2,030
Total minimum payments required	$4,361

The Bank also leases certain equipment under agreements that are cancelable with 30 to 90 days’ notice. Total rent expense for 2016 and 2015 was $658,492 and $545,910, respectively.

NOTE 6 - DEPOSITS
A summary of interest-bearing deposits at December 31, 2016 and 2015 is as follows:

(in thousands)	2016	2015
Interest-bearing transaction accounts	$378,988	$376,808
Savings	74,395	65,077
Time deposits	144,677	161,787
	$598,060	$603,672

Deposits of executive officers, directors, and their related interests totaled $8,671,238 and $9,171,398 at December 31, 2016 and 2015, respectively.

Interest expense on deposits for the years ended December 31, 2016 and 2015 is summarized as follows:

(in thousands)	2016	2015
Interest-bearing transaction accounts	$1,812	$1,800
Savings	184	167
Time deposits	1,196	1,205
	$3,192	$3,172

Time deposits meeting or exceeding the FDIC insurance coverage limit of $250,000 totaled $30,716,000 and $38,196,000 at December 31, 2016 and 2015. Following are the maturities of time deposits for each of the next five years and in the aggregate at December 31, 2016:

(in thousands)
Year ending December 31:
2017	$131,214
2018	8,768
2019	3,212
2020	1,449
2021	34
$144,677

NOTE 7 - INCOME TAXES
The components of income tax expense for the years ended December 31, 2016 and 2015 are as follows:

(in thousands)	2016	2015
Current:
Federal	$3,304	$2,648
State	476	347
Deferred	(974)	120
	$2,806	$3,115

A reconciliation of expected income tax expense computed by applying the federal statutory rate of 34% to income before applicable income taxes, for the years ended December 31, 2016 and 2015, is as follows:

(in thousands)	2016	2015
Expected statutory federal income tax	$3,056	$3,307
State tax, net of related federal benefit	314	229
Compensation cost of stock options	5	12
Tax-exempt interest income	(331)	(350)
Life insurance contracts	(152)	(149)
Other, net	(86)	66
	$2,806	$3,115

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2016 and 2015 are presented below:

(in thousands)	2016	2015
Deferred tax assets:
Reserve for possible loan losses	$3,163	$2,778
Nonaccrual loans	277	312
Other real estate owned	798	672
Deferred compensation	416	361
Lending subsidies	303	—
Unrealized net holding losses on available-for-sale securities	712	—
Other, net	134	78
Total deferred tax assets	5,803	4,201
Deferred tax liabilities:
Unrealized net holding gains on available-for-sale securities	—	(426)
Premises and equipment	(366)	(450)
Total deferred tax liabilities	(366)	(876)
Net deferred tax assets	$5,437	$3,325

In connection with the acquisition of Perry County Financial Corporation on June 29, 2001, the Company assumed operating loss carryforwards for tax reporting purposes totaling $2,753,788, and established deferred tax assets at acquisition of $1,015,267, which have been subsequently utilized to the extent such carryforwards were initially recognized. These operating loss carryforwards would have expired if not used by 2020. The Company also established at acquisition a valuation reserve of $63,841 against the deferred tax assets relating to these operating loss carryforwards, which remains in effect. The Company is required to provide a valuation reserve on deferred tax assets when it is more likely than not that some portion of the assets will not be realized. Other than the $63,841 valuation reserve established in connection with the acquired operating loss carryforward (which has not changed since the acquisition date), the Company has not established any further valuation reserves at December 31, 2016 and 2015, due to management’s belief that all criteria for recognition have been met, including the existence of a history of taxes paid and expected future taxable income levels sufficient to support the realization of all other deferred tax assets.

NOTE 8 - SHORT-TERM BORROWINGS
Following is a summary of the Company’s short-term borrowings at December 31, 2016 and 2015:

(in thousands)	2016	2015
Funds purchased	$2,500	$—
Securities sold under repurchase agreements	21,590	12,161
	24,090	12,161

The Bank sells securities under agreements to repurchase, which are collateralized by debt securities consisting of obligations of U.S. government agencies and corporations and mortgage-backed securities which had an aggregate carrying value of approximately $29,153,000 and $17,173,000 at December 31, 2016 and 2015, respectively.

The Bank also occasionally borrows funds purchased on an overnight basis from unaffiliated financial institutions (including the Federal Home Loan Bank of Des Moines) to meet short-term liquidity needs. The average balances, weighted average interest rates paid, and maximum month-end amounts outstanding for the years ended December 31, 2016 and 2015, and the average rates at each year-end for funds purchased and securities sold under repurchase agreements, are as follows:

(in thousands)	2016	2015
Average balance	$17,667	$12,285
Weighted average interest rate paid during the year	0.55%	0.53%
Maximum amount outstanding at any month-end	$24,090	$12,993
Average rate at end of year	0.61%	0.52%

NOTE 9 - FEDERAL HOME LOAN BANK BORROWINGS
At December 31, 2016, the Bank had $30,500,000 of longer-term fixed-rate advances outstanding with the Federal Home Loan Bank of Des Moines, all of which are due in 2018. The weighted average interest rate of the outstanding advances is 2.84%.

At December 31, 2016, the Bank maintained a line of credit in the amount of $120,863,797 with the Federal Home Loan Bank of Des Moines and had availability under that line of $90,363,797. Federal Home Loan Bank of Des Moines advances are secured under blanket agreements which assign all Federal Home Loan Bank of Des Moines stock, available-for-sale debt securities with a carrying value of $769,400, and one- to four-family mortgage loans, multifamily loans, and certain commercial loans, which totaled $243,793,000 at December 31, 2016.

NOTE 10 - LONG-TERM BORROWINGS
Following is a summary of long-term borrowings at December 31, 2016 and 2015:

(in thousands)	2016	2015
Notes payable	$2,275	$2,975
Subordinated debentures	12,500	12,500
	$14,775	$15,475

On April 30, 2010, the Company entered into a borrowing agreement with an unaffiliated financial institution to refinance the $7,000,000 remaining under a previous note payable thereto. In April 2014 and June 2015, that note payable was modified, at which time the maturity date was extended to March 31, 2015 and March 31, 2020, respectively. Interest on the note payable is payable quarterly at the 90-day LIBOR rate plus 3.00%. Principal payments of $175,000 are due on the last day of each calendar quarter through the maturity date of March 31, 2020. The note payable is secured by 67% of the outstanding capital stock of the Bank. The weighted average interest rate paid on the note payable was 2.86% and 3.14% for the years ended December 31, 2016 and 2015, respectively. The note payable includes certain restrictions that, among other things, specify minimum levels for earnings, capital, and the reserve for possible loan losses, and maximum levels for nonperfoming loans. Any of the financial ratios or covenants may be waived at the discretion of the lending institution. As of December 31, 2016 and 2015, the Company was in compliance with all of the financial ratios and covenants specified in the borrowing agreement in effect at that time or had obtained the necessary waivers. Company management does not believe the covenants will restrict its future operations.

On February 23, 2001, the Jefferson County Statutory Trust I (Trust I), a Delaware business trust subsidiary of the Company, issued $7,500,000 of 10.20% Cumulative Trust Preferred Securities (the Trust Preferred Securities) in a private placement offering. The Trust Preferred Securities mature in 2021. Trust I used the net proceeds of the Trust Preferred Securities offering and a cash injection from the Company to purchase $7,732,000 of junior subordinated debentures of the Company bearing the same interest rate as the Trust Preferred Securities. On March 17, 2004, the Jefferson County Statutory Trust II (Trust II), a Delaware business trust subsidiary of the Company, issued $5,000,000 of variable rate (3.74% and 3.28% at December 31, 2016 and 2015, respectively) Trust Preferred Securities in a private placement offering. The Trust Preferred Securities mature in 2034. Proceeds from the offering, net of underwriting fees and offering expenses, totaled $4,960,000. Trust II used the net proceeds of the Trust Preferred Securities offering and a cash injection from the Company to purchase $5,155,000 of junior subordinated debentures of the Company bearing the same interest rate as the Trust Preferred Securities.

Other than cash and equity, the debentures are the sole assets of Trusts I and II. In connection with the issuance of the Trust Preferred Securities, the Company made certain guarantees and commitments that, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of the trusts under the Trust Preferred Securities. The Trust Preferred Securities are classified as debt for financial reporting purposes and capital for regulatory reporting purposes.

Following are the maturities of the Company’s long-term borrowings for each of the next five years and in the aggregate at December 31, 2016:

(in thousands)
Year ending December 31:
2017	$700
2018	700
2019	700
2020	175
2021	—
After 2021	12,500
$14,775

NOTE 11 - EMPLOYEE BENEFIT PLANS
The Company sponsors a contributory 401(k) savings plan to provide retirement benefits to eligible employees. Contributions made by the Company under the plan were $87,277 and $94,246 for the years ended December 31, 2016 and 2015, respectively. The savings plan’s investments include 43,018 and 43,408 shares of the Company’s common stock at December 31, 2016 and 2015, respectively.

The Bank maintains a Supplemental Executive Retirement Plan (SERP), in which certain executives are eligible for additional retirement benefits. The SERP is embodied in written agreements between the Bank and the executives. The agreements include provisions which indicate the benefits to be provided at retirement or in the event of death, disability, or termination of employment prior to retirement. The amount charged to salaries and benefits expense related to the SERP was $150,000 in both 2016 and 2015. A liability of $1,124,366 and $974,366 for the SERP is included in other liabilities in the consolidated balance sheets at December 31, 2016 and 2015, respectively. To fund the individual agreements with each executive covered under the SERP, the Bank has purchased single-premium life insurance policies on the lives of each executive (payable upon death to the Bank), with the Bank paying single one-time premiums at the inception of the policies. Each life insurance policy has a cash surrender value feature that allows the Bank to receive an amount in cash upon cancelation or lapse of the policy. The cash surrender value increases monthly, based upon an interest factor (net of mortality), administration, and early termination costs that are inherent in the contracts.

NOTE 12 - CAPITAL STOCK
At December 31, 2016, the Company’s capital stock consisted of 1,482,684 shares of common stock (of which 1,146 shares are held in treasury). Following is a description of these capital components.

Preferred Stock
Effective December 1, 1996, the shareholders of 603,391 common shares, representing the entire group of shareholders of the Company prior to the initial common/preferred exchange described herein, exchanged their entire common shareholdings for an equal number of shares of preferred stock. Prior to December 1, 1996, those 603,391 shares of common stock were subject to a Stock Repurchase Agreement dated April 6, 1993 (the Stock Repurchase Agreement) pursuant to which the holders of such shares had a right (the Put Right), during the month of May 1998, and during the month of May of each year thereafter, to put all or any portion of such stock to the Company for repurchase thereby at a price per share equal to 1.6 multiplied by the equity of the Bank at December 31 of the previous year, multiplied by the Company’s percentage ownership of the Bank, plus the Company’s cash and cash equivalents, less the Company’s existing debt, divided by the number of shares of Company capital stock outstanding.

With the exchange of the 603,391 common shares containing the Put Right for 603,391 preferred shares, the Company executed a Termination Agreement with each new preferred shareholder pursuant to which the Stock Repurchase Agreement was terminated and replaced by the provisions set forth in the Company’s Certificate of Amendment, which provided that each holder of the 603,391 shares of preferred stock would be entitled to the Put Right previously granted by the Stock Repurchase Agreement, with repurchase at a formula-based price which was designed to be substantially similar to the price which would have been computed under the Stock Repurchase Agreement.

On March 27, 1997, the Company’s shareholders authorized an additional 610,000 shares of preferred stock (designated as Class B preferred stock), and redesignated the existing 603,391 preferred shares (610,000 authorized) as Class A preferred stock. The Class A and B preferred stock were both noncumulative, with no stated interest rate or liquidation value, had a par value of $1 per share, and maintained rights identical to the rights of common shareholders; however, the Class A preferred stock continued to maintain the Put Right described in the preceding paragraph, while the Class B preferred stock maintained no Put Right. With the authorization of the Class B preferred stock, shareholders of 244,657 shares of the newly designated Class A preferred stock agreed to exchange their Class A preferred stock for Class B preferred stock. During the ensuing years, the Company had exchanged all but 2,500 shares of the remaining preferred stock for common shares of the Company. The remaining 2,500 shares of preferred stock were purchased by the Company in 2016.

Stock Options
The Company’s shareholders have approved various incentive and nonqualified stock option plans under which options to purchase a total of 510,000 shares of Company common stock were authorized for grants to key directors and officers of the Company and Bank. Under each of the plans, the selected directors and officers of the Company and Bank were granted options to purchase the Company’s common stock at exercise prices equal to the stock’s fair value at the respective grant dates, except for shares granted to the Company’s Chairman of the Board of Directors, for which the option price is 110% of the fair value of the Company’s common stock. Options granted to the Company’s Chairman vest 25% each year and expire in five years. Options granted to the remaining directors and officers vest 25% each year and expire in ten years. At December 31, 2016, options to purchase 20,350 common shares were available for future grants.

A summary of the activity of nonvested options for the year ended December 31, 2016 is as follows:

	Number of shares	Weighted average grant date fair value
Nonvested at December 31, 2015	18,683	$2.24
Vested	(7,335)	1.83
Forfeited	(250)	0.56
Nonvested at December 31, 2016	11,098	2.54

Following is a summary of stock option activity for the years ended December 31, 2016 and 2015:

	Weighted average option price per share	Number of shares	Remaining contractual term (years)	Aggregate intrinsic value per option share
Outstanding at December 31, 2014	$50.42	162,720
Granted	68.45	11,200
Exercised	46.84	(23,545)
Forfeited	43.30	(32,105)
Outstanding at December 31, 2015	54.77	118,270	4.83	$14.08
Exercisable at December 31, 2015	$53.16	99,587	4.11	$15.62

Outstanding at December 31, 2015	$54.77	118,270
Granted	—	—
Exercised	55.46	(14,085)
Forfeited	52.50	(6,705)
Outstanding at December 31, 2016	54.83	97,480	4.14	$30.56
Exercisable at December 31, 2016	$53.70	86,382	3.67	$31.69

The total intrinsic value of options exercised during 2016 and 2015 was $347,331 and $480,618, respectively. As of December 31, 2016, the total unrecognized compensation expense related to nonvested stock options was $28,214, and the related weighted average period over which it is expected to be recognized is 2.0 years.

The weighted average fair value of options granted in 2015 was estimated to be $4.07 for an option to purchase one share of Company common stock; however, the Company’s common stock is not actively traded on any exchange. Accordingly, the availability of fair value information for the Company’s common stock is limited. Several assumptions have been made in arriving at the estimated fair value of the options granted in 2015. These assumptions include no volatility in the price of the Company’s stock, a 1.04% dividend paid on common stock, an expected weighted average option life of ten years, and a risk-free interest rate equal to the ten-year U.S. Treasury rate on the grant date. Any change in these assumptions could have a significant impact on the effects of determining compensation costs.

NOTE 13 - LITIGATION
During the normal course of business, various legal claims have arisen which, in the opinion of management, will not result in any material liability to the Company. In September 2015, the Bank reached a voluntary settlement with the U.S. Department of Justice, under which the Bank has committed to take several actions to further meet the credit needs of the residents in certain census tracts in the City of St. Louis and northern St. Louis County. Such commitments include the recent opening of the Bank’s Lindell branch; opening a loan production office within the City of St. Louis; implementing programs for advertising and consumer financial education; and investing a minimum of $875,000 in a program to increase the credit the Bank extends to residents and businesses in those neighborhoods. A liability for the for the remaining $816,836 obligation under that settlement is included in other liabilities in the consolidated balance sheet at December 31, 2016.

NOTE 14 - DISCLOSURES ABOUT FINANCIAL INSTRUMENTS
The Bank issues financial instruments with off-balance sheet risk in the normal course of the business of meeting the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and may involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. The contractual amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for financial instruments included on the consolidated balance sheets.

Following is a summary of the Company’s off-balance sheet financial instruments at December 31, 2016 and 2015:

(in thousands)	2016	2015
Financial instruments for which contractual amounts represent:
Commitments to extend credit	$114,714	$105,489
Standby letters of credit	2,097	2,406
	$116,811	$107,895

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Of the total commitments to extend credit at December 31, 2016, $27,615,678 was made at fixed rates of interest. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held varies, but is generally residential or income-producing commercial property or equipment on which the Bank generally maintains a superior lien.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Company utilizes interest rate swap derivative instruments as one method to manage some of its interest rate risks from recorded financial assets and liabilities. These derivative instruments are utilized when they can be demonstrated to effectively hedge a designated asset or liability and such asset or liability exposes the Company to interest rate risk. The decision to enter into an interest rate swap is made after considering the asset/liability mix of the Company, the desired asset/liability sensitivity, and interest rate levels. Prior to entering into a hedge transaction, the Company formally documents the relationship between hedging instruments and hedged items, as well as the risk management objective for undertaking the various hedge transactions.

The Company accounts for its derivatives as either assets or liabilities in the consolidated balance sheets and measures those instruments at fair value through adjustments to the hedged items, other comprehensive income, or current earnings, as appropriate.

Derivative Instruments
In November 2013, the Bank entered into interest rate swap agreements to convert the variable interest rates on certain loans to fixed interest rates. The swap agreements provide for the Bank to pay variable rates of interest based on LIBOR and to receive fixed rates of interest from the borrowers. The Bank also entered into interest rate swap agreements with an unaffiliated financial institution to convert the fixed interest rates on notional amounts equal to the loan amounts to floating interest rates based on LIBOR. The net effect of these agreements, which from the Bank’s perspective completely offset, is a pass-through arrangement between the borrowers and the unaffiliated financial institution. The Bank receives a nonrefundable fee from the unaffiliated financial institution to facilitate these arrangements.

Information pertaining to the outstanding interest rate swap agreements at December 31, 2016 and 2015 is as follows:

(in thousands)	2016	2015
Notional amounts	$13,742	$33,960
Underlying loan balances	6,871	16,980
Fair value recorded in other assets and other liabilities	342	754

The notional amounts of derivative financial instruments do not represent amounts exchanged by parties and, therefore, are not a measure of the Bank’s credit exposure through its use of these instruments. The credit exposure represents the accounting loss the Bank would incur in the event the counterparties failed completely to perform according to the terms of the derivative financial instruments and the collateral held to support the credit exposure was of no value.

NOTE 15 - REGULATORY MATTERS
The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s and Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum amounts and ratios (set forth in the table below) of Total, Tier 1, and Common Equity Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Company management believes, as of December 31, 2016, that the Company and Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2016, the most recent notification from the applicable regulatory authorities categorized the Bank as a well-capitalized bank under the regulatory framework for prompt corrective action. To be categorized as a well-capitalized bank, the Bank must maintain minimum Total risk-based, Tier 1 risk-based, Common Equity Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since these notifications that Bank management believes have changed the Bank’s category.

The actual capital amounts for the Company and Bank at December 31, 2016 and 2015 are presented in the following table:

	Actual		For capital adequacy purposes		To be a well-capitalized bank under prompt corrective action provision
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
2016
Total capital (to risk-weighted assets):
Company	$112,129	14.46%	$62,034	>8.0%	Not applicable
Bank	$106,224	13.74%	$61,853	>8.0%	$77,316	>10.0%
Tier 1 capital (to risk-weighted assets):
Company	$103,593	13.36%	$46,526	>6.0%	Not applicable
Bank	$97,688	12.63%	$46,390	>6.0%	$61,853	>8.0%
Common equity Tier 1 capital (to risk-weighted assets):
Company	$91,093	11.75%	$34,894	>4.5%	Not applicable
Bank	$97,688	12.63%	$34,792	>4.5%	$50,256	>6.5%
Tier 1 capital (to average assets):
Company	$103,593	11.15%	$37,174	>4.0%	Not applicable
Bank	$97,688	10.49%	$37,262	>4.0%	$46,577	>5.0%

	Actual		For capital adequacy purposes		To be a well-capitalized bank under prompt corrective action provision
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
2015
Total capital (to risk-weighted assets):
Company	$106,119	14.59%	$58,180	>8.0%	Not applicable
Bank	$101,565	14.01%	$58,000	>8.0%	$72,500	>10.0%
Tier 1 capital (to risk-weighted assets):
Company	$98,622	13.56%	$43,635	>6.0%	Not applicable
Bank	$94,068	12.97%	$43,500	>6.0%	$58,000	>8.0%
Common equity Tier 1 capital (to risk-weighted assets):
Company	$86,097	11.84%	$32,726	>4.5%	Not applicable
Bank	$94,068	12.97%	$32,625	>4.5%	$47,125	>6.5%
Tier 1 capital (to average assets):
Company	$98,622	10.99%	$35,894	>4.0%	Not applicable
Bank	$94,068	10.46%	$35,982	>4.0%	$44,977	>5.0%

NOTE 16 - COMPANY ACQUISITION
On October 10, 2016, the Company entered into a definitive merger agreement to be acquired by Enterprise Financial Services Corp (“Enterprise”), under which Company shareholders would receive, based on their election, cash consideration in an amount of $85.39 per share of Company common stock or 2.75 shares of Enterprise common stock per share of Company common stock. To the extent a director or officer holds outstanding Company stock options (vested or unvested) immediately prior to the completion of the merger, the stock options will be cancelled and terminated in exchange for a special cash payment upon the completion of the merger, equal to the product of the number of shares underlying such stock options and $85.39, minus the exercise price per share under such stock options. That transaction was approved by the Company’s shareholders in January 2017 and the acquisition was completed by Enterprise on February 10, 2017.